EXHIBIT 1

                      MINUTES OF THE ANUAL GENERAL MEETING
                             OF THE SHAREHOLDERS OF
                          LEGALPLAY ENTERTAINMENT INC.
                       HELD AT SUITE 206, 388 DRAKE STREET
                           VANCOUVER, BRITISH COLUMBIA
                    ON WEDNESAY THE 31ST DAY OF OCTOBER, 2006
                                  AT 10:00 A.M.


The Annual General Meeting of Shareholders of LegalPlay Entertainment Inc., a Florida State Corporation was held at 10:00 a.m. on October 31st 2006 at Suite 206,388 Drake Street, Vancouver. Canada.

Written notice of the meeting was sent on the 16th of October, 2006 to each owner of record of LegalPlay Entertainment Inc ("LegalPlay") as of the close of business on the 29th day of September, 2006 calling for the Annual General Meeting of Shareholders to be held on the 31st day of October, 2006 at Suite, 206, 388 Drake Street, Vancouver to vote at the meeting.

A total of 18,740,400 shares were represented in person or by proxy at the meeting which constituted a Quorum for the purposes of conducting shareholder business under the applicable provisions of the Company's By Laws. A quorum was declared.

Mr. Jackson confirmed that he was in the possession of a Shareholder's Consent Resolution signed by eleven (11) Shareholders holding 17,797,800 common shares granting 48.66% voting rights and appointing Mr. Michael Jackson to vote their shares.

Mr. Jackson confirmed that there were shareholders present including himself who held 942,600 common shares granting 2.58% voting rights which in total equaled 51.24%.

Michael Jackson was appointed by Resolution of the Board to serve as Chairman of the Meeting and Janet Cheng served as Secretary and inspector of the meeting. The meeting was called to order and the Chairman proceeded to give a status report of the Company.

Mr. Jackson reported that the Directors of LegalPlay have decided to change auditors and are nominating Dale Matheson, Carr-Hilton Labonte to act as the Company's Auditors for the ensuing year and wish for shareholder approval.

Mr. Jackson reported that the Directors have considered it to be in the Company's best interest to reverse split the common stock of the company 50:1 so that for each 50 shares held in the Company, the Company will issue one new share. The new shares will be issued by the Transfer Agent on surrender of the old shares.

Mr. Jackson reported that they wished to change the name of the Company from LegalPlay to Synthenol Inc. as they were extricating themselves from on-line gaming in any form and directing their energies to alternative fuel.

The Chairman requested the shareholders to vote on the following Resolutions:

1 The election of two (2) directors, namely Cecil Morris and John Page, for a term of one year or until their successors are duly elected and qualified.


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2    To ratify all acts of the Directors and Officers of the Company, on its'
     behalf, since the last Annual General Meeting.

3 The appointment of Dale Matheson, Carr-Hilton Labonte, Chartered Accountants, as the Company's independent public accountants for the ensuing year. Authorization for the Board of Directors to set the remuneration to be paid to the Company's independent public accountants.

4 To reverse split the Company's common issued and outstanding shares on a FIFTY (50) for ONE (1) basis.

5 The authorization to file an Articles of Amendment to amend the Company's Articles of Incorporation, pursuant to Section 607.1006 of the Florida Statutes, to change the name of the company from LEGALPLAY ENTERTAINMENT INC. to SYNTHENOL INC. or SYNTHENOL ENERGY INC.

6 Vote on any other business that may properly come before said meeting or any adjournment or postponement thereof.

CHAIRMAN The second item of business to be acted upon is a motion to ratify all acts of the Directors and Officers of the Company, on its' behalf, since the last Annual General Meeting.

SHAREHOLDER    My name is Michael Jackson.  I am a shareholder. I move for approval of the ratification of all acts of the Directors and Officers of the Company, on its' behalf, since the last Annual
               General Meeting.

SHAREHOLDER    My name is Carol Jackson, I am a shareholder. I second the motion.

               Voting for the Resolution: 18,740,400 being 51.24% of the common shares. Voting against the Resolution: NIL

-------------------------

CHAIRMAN The second item of business to be acted upon is a motion to ratify all acts of the Directors and Officers of the Company, on its' behalf, since the last Annual General Meeting.

SHAREHOLDER    My name is Michael Jackson.  I am a shareholder. I move for approval of the ratification of all acts of the Directors and Officers of the Company, on its' behalf, since the last Annual
               General Meeting.

SHAREHOLDER    My name is Carol Jackson, I am a shareholder. I second the motion

               Voting for the Resolution: 18,740,400 being 51.24% of the common shares.
               Voting against: NIL

-------------------------

CHAIRMAN The third item of business to be acted upon is a motion to approve a Resolution appointing Dale Matheson of Carr-Hilton Labonte, Chartered Accountants, as the Company's independent public accountants for the ensuing year. Authorization for the Board of Directors to set the remuneration to be paid to the Company's independent public accountants.

SHAREHOLDER    My name is Michael Jackson. I am a shareholder. I move for approval of the Resolution appointing Dale Matheson of Carr-Hilton Labonte, Chartered Accountants, as the Company's independent public accountants for the


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               ensuing year. Authorization for the Board of Directors to set the remuneration to be paid to the Company's independent public accountants.

SHAREHOLDER    My name is Carol Jackson, I am a shareholder. I second the motion.

               Voting for the Resolution: 18,740,400 being 51.24% of the common shares.
               Voting against the Resolution: NIL

-------------------------

CHAIRMAN The fourth item of business to be acted upon is a motion to approve a Resolution to reverse split the Company's common issued and outstanding shares on a FIFTY (50) for ONE (1) basis but not the authorized capital of the Company.

SHAREHOLDER    My name is Michael Jackson.  I am a shareholder. I move for the approval of the Resolution to reverse split the Company's common issued and outstanding shares on a FIFTY (50) for ONE (1) basis.

SHAREHOLDER    My name is Carol Jackson, I am a shareholder. I second the motion.

               Voting for the Resolution: 18,740,400 being 51.24% of the common shares.
               Voting against: NIL

-------------------------

CHAIRMAN The fifth item of business is to approve a resolution changing the name of the Company and the authorization to file an Articles of Amendment to amend the Company's Articles of Incorporation, pursuant to Section 607.1006 of the Florida Statutes, to change the name of the Company from LEGALPLAY ENTERTAINMENT INC. to SYNTHENOL INC. or SYNTHENOL ENERGY INC.

SHAREHOLDER    My name is Michael Jackson.  I am a shareholder. I move for approval of the Resolution to change the name of the Company to Synthenol Inc. or Synthenol Energy Inc.

SHAREHOLDER    My name is Carol Jackson, I am a shareholder. I second the motion.

               Voting for the Resolution: 18,740,400 being 51.24% of the common shares.
               Voting against: NIL

-------------------------

CHAIRMAN The sixth item of business to be acted upon is to Vote on any other business that may properly come before said meeting or any adjournment or postponement

NO FURTHER MOTIONS WERE PUT FORWARD.
THE CHAIRMAN BROUGHT THE MEETING TO A CLOSE.


/s/ Michael Jackson                           /s/ Janet Cheng
-------------------                           ---------------
Chairman / Michael Jackson                    Secretary / Janet Cheng


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                                     AGENDA

For the Special Shareholders Meeting to be held at the offices of LegalPlay Entertainment Inc. Suite 206, 388 Drake Street, Vancouver, British Columbia at 10:00 a.m. on Tuesday the 31st day of October, 2006.


To Vote on the following Resolutions set out in the Notice to Shareholders by the Board of Directors calling the Annual General Meeting:

1 The election of two (2) directors namely Cecil Morris and John Page for a term of one year or until their successors are duly elected and qualified.

2 To ratify all acts of the Directors and Officers of the Company, on its' behalf, since the last Annual General Meeting.

3 The appointment of Dale Matheson, Carr-Hilton Labonte, Chartered Accountants, as the Company's independent public accountants for the ensuing year. Authorization for the Board of Directors to set the remuneration to be paid to the Company's independent public accountants.

4 To reverse split the Company's common issued and outstanding shares on a FIFTY (50) for ONE (1) basis.

5 The authorization to file an Articles of Amendment to amend the Company's Articles of Incorporation, pursuant to Section 607.1006 of the Florida Statutes, to change the name of the company from LEGALPLAY ENTERTAINMENT INC. to SYNTHENOL INC. or SYNTHENOL ENERGY INC.

6 Vote on any other business that may properly come before said meeting or any adjournment or postponement thereof.